Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Second Quarter 2022 Results
Net Loss of $16.1 Million, or $0.33 Per Share
Normalized FFO of $58.9 Million, or $1.22 Per Share
CAD of $37.8 Million, or $0.78 Per Share
Same Property Cash Basis NOI Increased 1.0%
Leased 679,000 Square Feet with a 4.9% Roll-up in Rents and a 9.2 Year Weighted Average Lease Term

Newton, MA (July 28, 2022): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended June 30, 2022.

Christopher Bilotto, President and Chief Operating Officer of OPI, made the following statement:

“Solid financial growth, strong leasing momentum and continued execution on our capital recycling plans highlight OPI's second quarter. Normalized FFO and same property cash basis NOI exceeded both prior year results and the high end of our guidance range. We completed 679,000 square feet of new and renewal leasing with a 4.9% weighted average roll up in rent and a 9.2 year weighted average lease term. Same property occupancy increased to 94.3% driven by both new leasing activity and non-core asset dispositions. We anticipate our favorable leasing momentum will continue for the remainder of the year with more than 3.2 million square feet of activity in our pipeline.

During the quarter, we repaid approximately $325 million of debt with cash on hand and borrowings under our revolving credit facility. We continue to take a disciplined approach to capital recycling and given deteriorating real estate market conditions, we expect to moderate the pace of our 2022 property dispositions. Since the beginning of the year, we have sold seven properties for approximately $87.5 million and now anticipate lower aggregate 2022 sales proceeds in the range of $100 million to $200 million."

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Quarterly Results:

	Three Months Ended June 30,
	2022	2021

Financial	(dollars in thousands, except per share data)
Net loss	($16,056)	($66,697)
Net loss per share	($0.33)	($1.38)
Normalized FFO per share	$1.22	$1.15
CAD per share	$0.78	$0.70
Same Property Cash Basis NOI	$78,234	$77,449

•Net loss for the quarter ended June 30, 2022 was $16.1 million, or $0.33 per diluted share, compared to net loss of $66.7 million, or $1.38 per diluted share, for the quarter ended June 30, 2021. Net loss for the quarter ended June 30, 2022 includes an $11.6 million, or $0.24 per diluted share, net loss on sale of real estate and a $4.8 million, or $0.10 per diluted share, loss on impairment of real estate. Net loss for the quarter ended June 30, 2021 includes a $48.2 million, or $1.00 per diluted share, loss on impairment of real estate, an $11.8 million, or $0.24 per diluted share, loss on early extinguishment of debt and $5.9 million, or $0.12 per diluted share, of estimated business management incentive fee expense.

•Normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD, for the quarter ended June 30, 2022 were $58.9 million, or $1.22 per diluted share, and $37.8 million, or $0.78 per diluted share, respectively, compared to Normalized FFO and CAD for the quarter ended June 30, 2021 of $55.4 million, or $1.15 per diluted share, and $33.8 million, or $0.70 per diluted share, respectively.

•Same property cash basis net operating income, or Cash Basis NOI, for the quarter ended June 30, 2022 increased 1.0% compared to the quarter ended June 30, 2021. The increase in Same Property Cash Basis NOI is primarily due to increased parking revenue resulting from higher parking volume across OPI's portfolio, as well as an increase in cash received from contractual rents as a result of free rent expiring.

•Leasing activity for the quarter ended June 30, 2022 was as follows:

Three Months Ended June 30, 2022
Leasing activity for new and renewal leases (rentable square feet)	679,000
Weighted average rental rate change (by rentable square feet)	4.9%
Weighted average lease term (by rentable square feet)	9.2 years
Leasing concessions and capital commitments (per square foot per lease year)	$6.00

	As of
Percent Leased	June 30, 2022	March 31, 2022	June 30, 2021
All properties	89.4%	88.8%	89.5%
Same properties	94.3%	93.8%	93.0%

Reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, CAD, net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to Same Property NOI and to Same Property Cash Basis NOI, for the quarters ended June 30, 2022 and 2021 appear later in this press release.

Disposition Activities:

•In May 2022, OPI sold a property located in Holtsville, NY containing approximately 264,000 rentable square feet for a sales price of $28.5 million, excluding closing costs.

•In June 2022, OPI sold a property located in Fairfax, VA containing approximately 184,000 rentable square feet for a sales price of $19.8 million, excluding closing costs.

•In July 2022, OPI sold a property located in Houston, TX containing approximately 206,000 rentable square feet for a sales price of $9.8 million, excluding closing costs.

•As of July 27, 2022, OPI has entered into agreements to sell the following nine properties containing approximately 1,116,000 rentable square feet for an aggregate sales price of $109.8 million, excluding closing costs:

Date of Sale Agreement	Location	Number of Properties	Rentable Square Feet	Gross Sales Price (1)
June 2022	Birmingham, AL	3	448,000	$16,050,000
June 2022	Chesapeake, VA	2	214,000	24,000,000
July 2022	Kapolei, HI	1	109,000	4,000,000
July 2022	Everett, WA	2	112,000	31,500,000
July 2022	Salem, OR	1	233,000	34,250,000
		9	1,116,000	$109,800,000
(1) Gross sales price is the gross contract price, excluding closing costs.

Liquidity and Financing Activities:

•As of June 30, 2022, OPI had $26.0 million of cash and cash equivalents and $520.0 million available to borrow under its unsecured revolving credit facility.

•As previously reported, in April 2022, OPI prepaid, at par plus accrued interest, a mortgage note secured by one property with an outstanding principal balance of $24.9 million, an annual interest rate of 4.22% and a maturity date in July 2022 using cash on hand.

•In June 2022, OPI redeemed, at par plus accrued interest, all $300.0 million of its 4.00% senior unsecured notes due July 2022 using cash on hand and borrowings under its revolving credit facility.

Conference Call:

On Friday, July 29, 2022 at 10:00 a.m. Eastern Time, President and Chief Operating Officer, Christopher Bilotto, and Chief Financial Officer and Treasurer, Matthew Brown, will host a conference call to discuss OPI’s second quarter 2022 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, August 5, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 5041944.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s second quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Second Quarter 2022 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

About Office Properties Income Trust:

OPI is a national REIT focused on owning and leasing office properties primarily to single tenants and those with high credit quality characteristics. As of June 30, 2022, approximately 63% of OPI's revenues were from investment grade rated tenants. OPI owned and leased more than 170 properties as of June 30, 2022, with approximately 22.5 million square feet located in 32 states and Washington, D.C. In 2022, OPI was named as an Energy Star® Partner of the Year for the fifth consecutive year and a Gold Level Green Lease Leader. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of June 30, 2022, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Office Properties Income Trust
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Rental income	$141,316	$137,099	$288,670	$281,623

Expenses:
Real estate taxes	16,583	15,912	33,228	32,066
Utility expenses	5,820	5,310	12,685	11,742
Other operating expenses	26,497	24,898	53,860	50,337
Depreciation and amortization	57,536	55,371	118,005	119,458
Loss on impairment of real estate (1)	4,773	48,197	21,820	55,857
Acquisition and transaction related costs (2)	224	—	224	—
General and administrative (3)	7,083	12,970	12,789	24,242
Total expenses	118,516	162,658	252,611	293,702

Gain (loss) on sale of real estate (4)	(11,637)	114	(9,488)	54,118
Interest and other income	16	2	17	7
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,366, $2,492, $4,770 and $4,924, respectively)	(26,515)	(29,001)	(53,954)	(57,799)
Loss on early extinguishment of debt (5)	(77)	(11,794)	(77)	(11,794)
Loss before income tax (expense) benefit and equity in net losses of investees	(15,413)	(66,238)	(27,443)	(27,547)
Income tax (expense) benefit	190	121	(341)	(314)
Equity in net losses of investees	(833)	(580)	(1,679)	(976)
Net loss	$(16,056)	$(66,697)	$(29,463)	$(28,837)

Weighted average common shares outstanding (basic and diluted)	48,249	48,165	48,246	48,163

Per common share amounts (basic and diluted):
Net loss	$(0.33)	$(1.38)	$(0.61)	$(0.60)

See Notes on pages 6 and 7.

Office Properties Income Trust
Funds from Operations, Normalized Funds from Operations and Cash Available for Distribution
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Calculation of FFO, Normalized FFO and CAD (6)(7):
Net loss	$(16,056)	$(66,697)	$(29,463)	$(28,837)
Add (less): Depreciation and amortization:
Consolidated properties	57,536	55,371	118,005	119,458
Unconsolidated joint venture properties	732	923	1,494	1,929
Loss on impairment of real estate (1)	4,773	48,197	21,820	55,857
(Gain) loss on sale of real estate (4)	11,637	(114)	9,488	(54,118)
FFO	58,622	37,680	121,344	94,289
Add (less): Acquisition and transaction related costs (2)	224	—	224	—
Loss on early extinguishment of debt (5)	77	11,794	77	11,794
Estimated business management incentive fees (3)	—	5,911	—	11,111
Normalized FFO	58,923	55,385	121,645	117,194
Add (less): Non-cash expenses (8)	(192)	804	(657)	803
Distributions from unconsolidated joint ventures	—	153	51	306
Depreciation and amortization - unconsolidated joint ventures	(732)	(923)	(1,494)	(1,929)
Equity in net losses of investees	833	580	1,679	976
Loss on early extinguishment of debt settled in cash	—	(2,500)	—	(2,500)
Non-cash straight line rent adjustments included in rental income	(2,775)	(3,847)	(5,461)	(9,204)
Lease value amortization included in rental income	233	667	576	1,389
Net amortization of debt premiums, discounts and issuance costs	2,366	2,492	4,770	4,924
Recurring capital expenditures	(20,833)	(18,980)	(32,280)	(30,476)
CAD	$37,823	$33,831	$88,829	$81,483

Weighted average common shares outstanding (basic and diluted)	48,249	48,165	48,246	48,163

Per common share amounts (basic and diluted):
Net loss	$(0.33)	$(1.38)	$(0.61)	$(0.60)
FFO	$1.21	$0.78	$2.52	$1.96
Normalized FFO	$1.22	$1.15	$2.52	$2.43
CAD	$0.78	$0.70	$1.84	$1.69
Distributions declared per share	$0.55	$0.55	$1.10	$1.10

(1)Loss on impairment of real estate for the three months ended June 30, 2022 includes an adjustment of $4,773 to reduce the carrying value of six properties to their estimated fair values less costs to sell. Loss on impairment of real estate for the six months ended June 30, 2022 also includes an adjustment of $2,184 to reduce the carrying value of one property to its estimated fair value less costs to sell and an adjustment of $14,863 to reduce the carrying value of one property that was held and used as of March 31, 2022 to its estimated fair value.

Loss on impairment of real estate for the three months ended June 30, 2021 includes an adjustment of $48,197 to reduce the carrying value of five properties to their estimated fair values less costs to sell. Loss on impairment of real estate for the six months ended June 30, 2021 also includes an adjustment of $7,660 to reduce the carrying value of two properties to their estimated fair values less costs to sell.

(2)Acquisition and transaction related costs for the three and six months ended June 30, 2022 represent costs related to an acquisition opportunity that did not materialize.

(3)Incentive fees under OPI's business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in OPI’s condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No estimated business management incentive fee expense was included in net loss for the three or six months ended June 30, 2022. Net loss includes $5,911 and $11,111 of estimated business management incentive fee expense for the three and six months ended June 30, 2021, respectively.

(4)Gain (loss) on sale of real estate for the three months ended June 30, 2022 represents an $11,637 net loss on the sale of two properties. Gain (loss) on sale of real estate for the six months ended June 30, 2022 also includes a $2,149 net gain on the sale of four properties during the three months ended March 31, 2022. Gain (loss) on sale of real estate for the six months ended June 30, 2021 represents a $54,118 net gain on the sale of two properties.

(5)Loss on early extinguishment of debt for the three and six months ended June 30, 2022 includes write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt. Loss on early extinguishment of debt for the three and six months ended June 30, 2021 includes prepayment fees related to the repayment of one mortgage note, as well as write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt.

(6)OPI calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO, OPI adjusts for the other items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

(7)OPI calculates CAD as shown above. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash, if any. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to its shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

(8)Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

Office Properties Income Trust
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and
Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Calculation of NOI and Cash Basis NOI:
Rental income	$141,316	$137,099	$288,670	$281,623
Property operating expenses	(48,900)	(46,120)	(99,773)	(94,145)
NOI	92,416	90,979	188,897	187,478
Non-cash straight line rent adjustments included in rental income	(2,775)	(3,847)	(5,461)	(9,204)
Lease value amortization included in rental income	233	667	576	1,389
Lease termination fees included in rental income	(2,175)	—	(7,117)	—
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(242)	(242)
Cash Basis NOI	$87,578	$87,678	$176,653	$179,421

Reconciliation of Net Loss to NOI and Cash Basis NOI:
Net loss	$(16,056)	$(66,697)	$(29,463)	$(28,837)
Equity in net losses of investees	833	580	1,679	976
Income tax expense (benefit)	(190)	(121)	341	314
Loss before income tax (expense) benefit and equity in net losses of investees	(15,413)	(66,238)	(27,443)	(27,547)
Loss on early extinguishment of debt	77	11,794	77	11,794
Interest expense	26,515	29,001	53,954	57,799
Interest and other income	(16)	(2)	(17)	(7)
(Gain) loss on sale of real estate	11,637	(114)	9,488	(54,118)
General and administrative	7,083	12,970	12,789	24,242
Acquisition and transaction related costs	224	—	224	—
Loss on impairment of real estate	4,773	48,197	21,820	55,857
Depreciation and amortization	57,536	55,371	118,005	119,458
NOI	92,416	90,979	188,897	187,478
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(242)	(242)
Lease termination fees included in rental income	(2,175)	—	(7,117)	—
Lease value amortization included in rental income	233	667	576	1,389
Non-cash straight line rent adjustments included in rental income	(2,775)	(3,847)	(5,461)	(9,204)
Cash Basis NOI	$87,578	$87,678	$176,653	$179,421

Reconciliation of NOI to Same Property NOI (3) (4):
Rental income	$141,316	$137,099	$288,670	$281,623
Property operating expenses	(48,900)	(46,120)	(99,773)	(94,145)
NOI	92,416	90,979	188,897	187,478
Less: NOI of properties not included in same property results	(9,825)	(10,115)	(25,751)	(23,858)
Same Property NOI	$82,591	$80,864	$163,146	$163,620

Calculation of Same Property Cash Basis NOI (3) (4):
Same Property NOI	$82,591	$80,864	$163,146	$163,620
Add: Lease value amortization included in rental income	384	522	817	1,043
Less: Non-cash straight line rent adjustments included in rental income	(2,462)	(3,849)	(4,809)	(9,309)
Lease termination fees included in rental income	(2,175)	—	(3,382)	—
Non-cash amortization included in property operating expenses (2)	(104)	(88)	(204)	(175)
Same Property Cash Basis NOI	$78,234	$77,449	$155,568	$155,179
See Notes on page 9.

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates NOI and Cash Basis NOI as shown above. OPI defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.
(2)    OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.
(3)    For the three months ended June 30, 2022 and 2021, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since April 1, 2021, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.
(4)    For the six months ended June 30, 2022 and 2021, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2021, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.

Office Properties Income Trust
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$827,861	$874,108
Buildings and improvements	2,995,508	3,036,978
Total real estate properties, gross	3,823,369	3,911,086
Accumulated depreciation	(515,619)	(495,912)
Total real estate properties, net	3,307,750	3,415,174
Assets of properties held for sale	100,816	26,598
Investments in unconsolidated joint ventures	35,310	34,838
Acquired real estate leases, net	424,865	505,629
Cash and cash equivalents	26,006	83,026
Restricted cash	1,743	1,489
Rents receivable	103,361	112,886
Deferred leasing costs, net	59,798	53,883
Other assets, net	3,009	8,160
Total assets	$4,062,658	$4,241,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$230,000	$—
Senior unsecured notes, net	2,184,073	2,479,772
Mortgage notes payable, net	72,936	98,178
Liabilities of properties held for sale	3,453	594
Accounts payable and other liabilities	134,510	142,609
Due to related persons	6,668	6,787
Assumed real estate lease obligations, net	15,568	17,034
Total liabilities	2,647,208	2,744,974

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,455,075 and 48,425,665 shares issued and outstanding, respectively	485	484
Additional paid in capital	2,618,640	2,617,169
Cumulative net income	146,252	175,715
Cumulative common distributions	(1,349,927)	(1,296,659)
Total shareholders’ equity	1,415,450	1,496,709
Total liabilities and shareholders’ equity	$4,062,658	$4,241,683

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•Mr. Bilotto's statements about OPI's operating results, leasing activity and same property occupancy may imply that OPI will continue to have similar and better results and positive leasing activity and occupancy in future periods. However, OPI's operating results and ability to realize positive leasing activity and occupancy depend on various factors, including market conditions and tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI may not realize better operating results and positive leasing activity or occupancy in the future,

•Mr. Bilotto states that OPI anticipates favorable leasing momentum will continue for the remainder of the year with more than 3.2 million square feet of activity in its pipeline. This statement may imply that OPI will successfully execute leases for that space on terms that are acceptable to OPI and better for OPI than the terms of the prior leases for that space. However, OPI may not be able to successfully negotiate and execute leases for any of that space on terms acceptable to it or comparable or better for OPI than the terms of the prior leases for the same space,

•Mr. Bilotto's statements regarding OPI's disposition pipeline and capital recycling program, including expected aggregate 2022 sales proceeds, may imply that OPI will continue to advance its capital recycling program in future periods. However, OPI may not be able to successfully identify and negotiate and complete sales, any sales it may complete may take longer than expected and it may not realize its target proceeds on properties it elects to sell. As a result, OPI may not realize the benefits it expects, and

•OPI has entered into agreements to sell nine properties for an aggregate sales price of $109.8 million, excluding closing costs. These transactions are subject to conditions. Those conditions may not be satisfied and these transactions may not occur, may be delayed or the terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 219-1410

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